-SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                       JULY 31, 2002 (JULY 22, 2002)

                        BERRY PLASTICS CORPORATION
            (Exact name of registrant as specified in charter)

                                 DELAWARE
              (State or Other Jurisdiction of Incorporation)

    33-75706                           35-1813706
(Commission file number)        (IRS employer identification number)


                        BPC HOLDING CORPORATION
            (Exact name of registrant as specified in charter)

    DELAWARE                           35-1814673
(State or other jurisdiction    (IRS employer identification number)
of incorporation or organization)


101 OAKLEY STREET, EVANSVILLE, INDIANA          47710
(Address of principal executive offices)     (Zip code)

                              (812) 424-2904
           (Registrants' telephone number, including area code)

ITEM 1 - CHANGE IN CONTROL

     On July 22, 2002, GS Berry Acquisition Corp. (the "Buyer") merged (the "Merger") with and into BPC Holding Corporation ("BPC Holding"), pursuant to the Agreement and Plan of Merger (as amended, the "Merger Agreement"), dated as of May 25, 2002, by and among Buyer, GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GMBH & Co. Beteiligungs KG, Bridge Street Special Opportunities Fund 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P., BPC Holding, Berry Plastics Corporation ("Berry Plastics") and certain stockholders and warrantholders of BPC Holding. At the effective time of the Merger, (i) each share of common stock of BPC Holding Corporation issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive cash pursuant to the terms of the Merger Agreement, and (ii) each share of common stock of the Buyer issued and outstanding immediately prior to the effective time of the Merger was converted into one share of common stock of BPC Holding. As a result of the Merger, the Buyer and its affiliates own approximately 65% of the common stock of BPC Holding.

     The total amount of funds required to consummate the Merger and to pay estimated fees and expenses related to the Merger is approximately $840.2 million. In connection with the Merger, Berry Plastics received approximately $330 million from a senior term loan from a syndicate of lenders led by Goldman Sachs Credit Partners L.P., as administrative agent, approximately $250 million from the issuance of 10 3/4 % Senior Subordinated Notes to various private institutional buyers, and, as a result of the Merger, approximately $268.8 million in equity contributions from affiliates of the Buyer and certain existing stockholders and continuing investments from members of Berry Plastics' management.

     The description of the Merger Agreement and the Merger set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is filed or incorporated by reference as an exhibit hereto and is incorporated herein by reference.

ITEM 7 -  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     2.1 Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 25, 2002, by and among GS Berry Acquisition Corp., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GMBH & Co. Beteiligungs KG, Bridge Street Special Opportunities Fund 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P., BPC Holding Corporation, Berry Plastics Corporation and certain stockholders and warrantholders of BPC Holding Corporation, is filed herewith as
            Exhibit 2.1.

     2.2 First Amendment to the Merger Agreement, dated as of July 12, 2002, is filed herewith as Exhibit 2.2

     2.3 Second Amendment to the Merger Agreement, dated as of July 22, 2002, is filed herewith as Exhibit 2.3.

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BERRY PLASTICS CORPORATION
                              BPC HOLDING CORPORATION

Dated:  July 31, 2002


                              By:  /S/ JAMES M. KRATOCHVIL
                                 James M. Kratochvil
                                 Executive Vice President, Chief Financial
                                 Officer, Treasurer and Secretary of the
                                 entities listed above (Principal Financial
                                 and Accounting Officer)





LIBNY/1118693.1